UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2018

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Incentive Plan

On February 19, 2018, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) approved the terms of the Company’s 2018 Incentive Plan (the “2018 Incentive Plan”), based on the recommendation of the Compensation Committee of the Board (the “Committee”). The 2018 Incentive Plan provides for the payment of incentive cash bonuses to the management of the Company and its subsidiary, DNA Genotek, Inc. (“DNAG”), based on performance during 2018.

Pursuant to the 2018 Incentive Plan, incentive cash bonuses may be paid out of a cash pool to be funded based on the Company’s achievement of certain consolidated financial objectives. For 2018, specific financial objectives were established for consolidated revenues and operating income. These objectives will each be weighted at 50% in determining the pool funding amount. The impact of acquisitions and divestitures, exchange rate fluctuations and new litigation will be excluded in calculating consolidated revenues and operating income for purposes of determining bonus pool funding.

Under the 2018 Incentive Plan, Threshold, Target, High and Maximum performance levels have been established for each of the financial objectives to be used to fund the bonus pool. The Threshold levels represent the Company’s actual consolidated financial results for 2017 adjusted to exclude a $12.5 million litigation settlement payment received during 2017. The Target levels represent the Company’s projected consolidated financial results as set forth in its 2018 Operating Plan as adopted by the Board. The 2018 Operating Plan does not include costs associated with the expected retirement of the Company’s President and Chief Executive Officer (“CEO”) and its Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”), or the onboarding compensation for its new President and CEO. The High and Maximum performance levels (i) represent performance at 105% and 110% of product sales and 100% of other revenues reflected in the Company’s 2018 Operating Plan, respectively, and (ii) include a target operating margin higher than the operating margin reflected in the Company’s 2018 Operating Plan for incremental sales above those set forth in the 2018 Operating Plan. Subject to Board approval, adjustments to the financial objectives may be made, where deemed appropriate, to reflect unexpected events, circumstances or market conditions.

Funding of the Bonus Pool. If the Company meets the Target performance levels for each of the objectives, then the pool would be initially funded at 100% of the aggregate target bonuses for all participants in the 2018 Incentive Plan. If only the Threshold performance levels are achieved, then the pool would be initially funded at 50% of those aggregate target bonuses. If the High performance levels are achieved, then the pool would be initially funded at 150% of those aggregate target bonuses. If the Company achieves a Maximum performance level, the pool can be initially funded up to 200% of the aggregate target bonuses. The foregoing funding amounts are then increased by a 14% performance distribution factor to reflect the projected range or mix of individual performance assessments for participants in the plan, (i.e. Outstanding, Exceeds, Meets or Does Not Meet), which as described below can increase the amount of individual bonuses paid to participants.

As a result, preliminary pool funding could be as follows, depending on the performance level achieved by the Company (dollars in millions):

	Performance Level
	Threshold	Target	High	Maximum
Potential Funding:	$1.312	$2.622	$3.934	$5.244

Performance below Threshold will accrue no bonus pool funding for the applicable objective. Thus, management must deliver performance above our actual 2017 consolidated financial results (adjusted as described above) in order to receive funding for a particular objective. Performance between Threshold and Target, Target and High and High and Maximum performance levels, will result in pro-rated funding on a linear basis for the applicable objectives.

The Committee and the Board have the discretion to approve bonus pool funding less than or in excess of amounts generated by the formula set forth in the 2018 Incentive Plan; provided that any such discretionary adjustments to pool funding shall be limited to +/- 10% of the aggregate pool amount otherwise determined by the plan’s self-funding formula.

Payments from the Bonus Pool. Specific bonus payments from the pool to the Company’s senior management (other than the CEO and CFO/COO) will generally depend on an evaluation of the participant’s achievement of individual performance objectives for 2018. Bonus payments for the CEO and CFO/COO will be based on an assessment of the Company’s overall performance. Bonus payments will be based on target bonus amounts, which are expressed as a percentage of annual base salary. Targets for the company’s named executive officers are set forth below, were established with input from an independent executive compensation consultant engaged by the Committee, and are similar to bonus targets offered at medical diagnostic and healthcare companies comparable to the Company.

Title	Target Payouts (% of Base Salary)
President and CEO	85%
CFO/COO	50%
Executive Vice President	40%
Senior Vice President	35%

Based on an assessment of performance, as described above, bonus payments of 100% of target may be awarded for a “Meets Requirements” assessment, bonus payments of 101% - 125% of target may be awarded for an “Exceeds Requirements” assessment and bonus payments of 125% - 150% of target may be awarded for an “Outstanding” assessment. Awards may be adjusted on a pro rata basis as determined in the Committee’s or Board’s discretion to the extent any participant is employed for only a portion of the year.

The Committee recommends for Board approval any bonus awards for the CEO. The CEO recommends individual awards for the other executive officers for approval by the Committee. The Committee and the Board shall have the right, in their sole discretion, to reject any or all of the recommended bonus awards or approve different bonus awards, even if the bonus pool has been funded and any and all applicable performance criteria have or have not been satisfied, based on the business conditions of the Company or other factors deemed relevant by the Committee or Board. All bonus awards under the 2018 Incentive Plan are subject to the Company’s Compensation Recoupment Policy (i.e. clawback policy).

As previously discussed, the Company’s current President and CEO and its CFO/COO will be retiring during 2018. Pursuant to retirement agreements entered into with each executive, these individuals will receive their respective target bonus under the 2018 Incentive Plan (as adjusted to reflect final bonus pool funding) pro-rated to the date of retirement.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2018, the Board amended Article IV, Section 2 of the Company’s Bylaws to add a majority voting standard for the election of Directors in uncontested elections. The voting standard previously followed by the Company was plurality voting for both contested and uncontested election of Directors. Following the Bylaw amendment, plurality voting will continue to be the standard in contested elections. A copy of the amendment to the Company’s Bylaws is attached as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 – Other Events

On February 20, 2018, the Board approved the appointment of Michael Celano as Chairman of the Board, effective April 1, 2018. Mr. Celano has been a member of the Board since 2006 and currently serves as Chairman of the Audit Committee and as a member of the Compensation Committee. Mr. Celano’s appointment will take effect on the same date that Stephen S. Tang, Ph.D., the current Chairman of the Board, becomes the Company’s new President and Chief Executive Officer.

Item 9.01 – Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

3	Amendment to OraSure Technologies, Inc. Bylaws, effective as of February 19, 2018.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: February 22, 2018	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary